                                                                    EXHIBIT 10.1

                                                               EXECUTION VERSION

================================================================================

                              AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                               VE HOLDINGS, INC.,

                                 SUNTRIPS, INC.,

                                 FS TOURS, INC.

                                       and

                                FS SUNTOURS, INC.

                                   Dated as of

                                October 31, 2003


================================================================================


ARTICLE I             DEFINITIONS AND TERMS......................................................................1

         Section 1.1       Certain Definitions...................................................................1

         Section 1.2       Other Definitional Provisions.........................................................8

ARTICLE II            PURCHASE AND SALE OF ACQUIRED ASSETS.......................................................8

         Section 2.1       Purchase and Sale.....................................................................8

         Section 2.2       Acquired Assets and Excluded Assets...................................................8

         Section 2.3       Assumption of Liabilities............................................................11

         Section 2.4       Purchase Price.......................................................................11

         Section 2.5       Purchase Price Adjustment............................................................11

         Section 2.6       Allocation of the Purchase Price.....................................................12

         Section 2.7       Transfer Taxes.......................................................................13

ARTICLE III           CLOSING...................................................................................13

         Section 3.1       Closing..............................................................................13

         Section 3.2       Deliveries by Sellers................................................................13

         Section 3.3       Deliveries by Purchasers.............................................................14

         Section 3.4       Risk of Loss.........................................................................14

         Section 3.5       Simultaneous Transactions............................................................14

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF SELLERS.................................................14

         Section 4.1       Authority, Binding Effect............................................................14

         Section 4.2       Title to Property....................................................................16

         Section 4.3       No Violation.........................................................................16

         Section 4.4       Litigation;  Proceedings.............................................................16

         Section 4.5       Organization and Qualification.......................................................16

         Section 4.6       Financial Statements;  Undisclosed Liabilities.......................................16

         Section 4.7       Receivables..........................................................................17

         Section 4.8       Consents and Approvals...............................................................17

         Section 4.9       Permits/Compliance with Laws.........................................................17

         Section 4.10      Employee Benefit Plans;  ERISA.......................................................18

         Section 4.11      Contracts............................................................................18

         Section 4.12      Condition and Sufficiency of Acquired Assets.........................................19

         Section 4.13      Environmental Matters................................................................19



         Section 4.14      Real Property........................................................................19

         Section 4.15      Labor Matters........................................................................20

         Section 4.16      Insurance............................................................................20

         Section 4.17      Intellectual Property................................................................20

         Section 4.18      Taxes................................................................................21

         Section 4.19      Customer Relationships...............................................................21

         Section 4.20      Customer Deposits and Pre-Paid Expenses..............................................21

         Section 4.21      Full Disclosure......................................................................22

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF PURCHASERS..............................................22

         Section 5.1       Organization.........................................................................22

         Section 5.2       Authority, Binding Effect............................................................22

         Section 5.3       No Violation;  Consents and Approvals................................................23

         Section 5.4       Financial Sufficiency................................................................24

ARTICLE VI            COVENANTS.................................................................................24

         Section 6.1       Conduct of Business..................................................................24

         Section 6.2       Bulk Transfer Laws...................................................................24

         Section 6.3       Employees............................................................................24

         Section 6.4       Further Assurances...................................................................25

         Section 6.5       Confidentiality; Tax Disclosure......................................................25

         Section 6.6       Notification of Certain Matters......................................................26

         Section 6.7       Access to Books and Records Following the Closing....................................26

         Section 6.8       Change of Name.......................................................................26

         Section 6.9       MyTravel Names.......................................................................26

         Section 6.10      Non-Competition; Non-Solicitation....................................................27

         Section 6.11      Stub Period Financial Statements.....................................................27

         Section 6.12      Credit Card Processing...............................................................27

ARTICLE VII           INDEMNIFICATION OBLIGATIONS;  SURVIVAL....................................................28

         Section 7.1       Agreements to Indemnify..............................................................28

         Section 7.2       Third Party Claims Procedures........................................................28

         Section 7.3       Limitation of Liability..............................................................29

         Section 7.4       Method of Payment; Treatment of Indemnity Benefits...................................30


         Section 7.5       Exclusive Remedy.....................................................................30

         Section 7.6       Survival.............................................................................30

ARTICLE VIII          CONDITIONS TO CLOSING; TERMINATION........................................................31

         Section 8.1       Mutual Conditions to the Obligations of the Parties..................................31

         Section 8.2       Conditions to the Obligations of Purchasers..........................................31

         Section 8.3       Conditions to the Obligations of Sellers.............................................32

         Section 8.4       Termination..........................................................................32

         Section 8.5       Effect of Termination................................................................32

         Section 8.6       Closing Failure Fee..................................................................32

         Section 8.7       Third Party Real Estate Consents.....................................................33

         Section 8.8       No Multiple Materiality Qualifiers...................................................33

ARTICLE IX            GENERAL...................................................................................33

         Section 9.1       Notices..............................................................................33

         Section 9.2       Amendment, Waiver....................................................................34

         Section 9.3       Assignment...........................................................................34

         Section 9.4       Entire Agreement.....................................................................34

         Section 9.5       Fulfillment of Obligations...........................................................34

         Section 9.6       Parties in Interest..................................................................35

         Section 9.7       Expenses.............................................................................35

         Section 9.8       Brokers..............................................................................35

         Section 9.9       Governing Law........................................................................35

         Section 9.10      Counterparts.........................................................................35

         Section 9.11      Headings.............................................................................35

         Section 9.12      Disclosure Schedules.................................................................35

         Section 9.13      Specific Performance.................................................................35

         Section 9.14      Publicity............................................................................35

         Section 9.15      Severability.........................................................................36

         Section 9.16      Rules of Construction................................................................36

         Section 9.17      Representations and Warranties Exclusive.............................................36

         Section 9.18      WAIVER OF JURY TRIAL.................................................................36

EXHIBITS

Exhibit A - Pledge Agreement
Exhibit B - Purchase Agreement Supplement
Exhibit C - Purchase Price Note
Exhibit D - Bill of Sale
Exhibit E - Assumption Agreement
Exhibit F - Lease Assignments
Exhibit G - Transition Services Agreement
Exhibit H - Intellectual Property Assignments

                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

         THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT, dated as of October 31, 2003, by and among VE Holdings, Inc., a Delaware corporation ("VE Holdings") and a wholly-owned subsidiary of MyTravel USA Holdings, Inc., a Florida corporation ("MyTravel"), SunTrips, Inc., a California corporation ("SunTrips") and a wholly-owned subsidiary of MyTravel, FS Tours, Inc., a Delaware corporation ("FS Tours"), a wholly-owned direct subsidiary of Flightserv, Inc., a Delaware corporation ("Flightserv") and a wholly-owned indirect subsidiary of eResource Capital Group, Inc., a Delaware corporation ("ECG"), and FS SunTours, Inc., a Delaware corporation ("FS SunTours"), a wholly-owned direct subsidiary of Flightserv and a wholly-owned indirect subsidiary of ECG. VE Holdings and SunTrips are each referred to herein individually as "Seller" and collectively as "Sellers". FS Tours and FS SunTours are each referred to herein individually as a "Purchaser" and collectively as "Purchasers".

                                    RECITALS:

         WHEREAS, Sellers and FS Tours entered into that certain Asset Purchase Agreement, dated as of October 17, 2003 (the "Original Agreement") and Sellers and FS Tours desire to amend and restate the Original Agreement in its entirety in order to provide for the purchase by FS SunTours of substantially all of the assets of SunTrips;

         WHEREAS, Sellers are engaged in the business of serving as public charter airline operators (collectively the "Business"); and

         WHEREAS, (i) SunTrips wishes to sell to FS SunTours, and FS SunTours wishes to purchase from SunTrips, substantially all of the assets of SunTrips used exclusively or principally by or relating to the Business, subject to certain liabilities in connection with the Business, upon the terms and subject to the conditions of this Agreement and (ii) VE Holdings wishes to sell to FS Tours, and FS Tours wishes to purchase from VE Holdings, substantially all of the assets of VE Holdings used exclusively or principally by or relating to the Business, subject to certain liabilities in connection with the Business, upon the terms and subject to the conditions of this Agreement (collectively, the "Asset Purchase").

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the Original Agreement is hereby amended, and the parties hereto agree, as follows:

                                   ARTICLE I
                             DEFINITIONS AND TERMS

         Section 1.1 Certain Definitions. As used in this Agreement (including the Schedules and hereto), the following terms have the meanings set forth or as referenced below:

         "Acquired Assets" has the meaning set forth in Section 2.2(a).

         "Action" means any claim, action, suit or proceeding, arbitral action, governmental inquiry, criminal prosecution or other investigation.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, as trustee or executor, by contract, credit arrangement or otherwise.

         "Agreement" means this Agreement, as it may be amended or supplemented from time to time in accordance with the terms hereof.

         "Ancillary Documents" means the Bill of Sale, the Assumption Agreement, the Purchase Price Note, the Lease Assignment, the Transition Services Agreement, the Intellectual Property Assignments, each Other Conveyance Document, the Replacement Letters of Credit, the Purchase Agreement Supplement, the Pledge Agreement, and each instrument, agreement or other document contemplated by this Agreement as being executed and delivered by the applicable party hereto.

         "Asset Purchase" has the meaning set forth in the recitals.

         "Assumed Liabilities" has the meaning set forth in Section 2.3(a).

         "Assumption Agreement" has the meaning set forth in Section 3.2(b).

         "Benefit Plans" means any Plan that is maintained or contributed to by Sellers (or any of their Affiliates) for the benefit of Employees.

         "Bill of Sale" has the meaning set forth in Section 3.2(a).

         "Business" has the meaning set forth in the recitals.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York City or Atlanta, Georgia are authorized or obligated by law or executive order to close.

         "Business Intellectual Property" shall mean any Intellectual Property that is owned by or licensed to Sellers exclusively or principally for the benefit of the Business, other than any such Intellectual Property that is an Excluded Asset or provided pursuant to the Transition Services Agreement.

         "Closing" has the meaning set forth in Section 3.1.

         "Closing Date" has the meaning set forth in Section 3.1.

         "Closing Statement" has the meaning set forth in Section 2.5(a).

         "Closing Working Capital Amount" means the difference between the Current Assets and the Current Liabilities.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Competition Laws" means all Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

         "Consents" has the meaning set forth in Section 4.8

         "Contract" means any written contract, agreement, indenture, note, bond, instrument, lease, conditional sales contract, mortgage, license, franchise agreement, concession agreement, insurance policy, security interest, guaranty, binding commitment or other agreement or arrangement, in each case to which a Seller is a party and relating to the Business.

         "Current Assets" means the Current Assets (as defined by GAAP) of Sellers as recorded in their books and records as of the Closing Date (including the Surety Bonds), but excluding all Excluded Assets.

         "Current  Letters of Credit"  means the  Letters of Credit set forth on
Schedule 1.1(a).

         "Current  Liabilities"  means the  Current  Liabilities  (as defined by
GAAP) of Sellers as recorded in their books and records as of the Closing Date, but excluding all Excluded Liabilities.

         "Damages" has the meaning set forth in Section 7.1(a).

         "ECG" has the meaning set forth in the preamble.

         "Employee" means each employee of Sellers engaged in the Business as of the Closing Date.

         "Environmental Claim" means any claim, action, cause of action, investigation or notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by any Seller, or (b) circumstances forming the basis of any violation of any Environmental Law.

         "Environmental Laws" means all Laws and regulations relating to pollution or protection of human health or the environment, including Laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials and all Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" has the meaning set forth in Section 2.2(b).

         "Excluded Contracts" has the meaning set forth in Section 2.2(b)(v).

         "Excluded Liabilities" has the meaning set forth in Section 2.3(b).

         "Financial Information" has the meaning set forth in Section 4.6(a).

         "Flightserv" has the meaning set forth in the preamble.

         "GAAP" means United States generally accepted accounting principles and practices in effect from time to time as consistently applied.

         "Governmental Authority" has the meaning set forth in Section 4.8.

         "Governmental Order" means any statute, rule, regulation, order, judgment, injunction, decree, stipulation or determination issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction.

         "Hazardous Materials" means all materials regulated by law as capable of causing harm or injury to human health or the environment, including (a) Hazardous Substances (as hereinafter defined), (b) friable asbestos containing material, (c) polychlorinated biphenyls, (d) highly toxic materials as defined by OSHA in 29 C.F.R. ss. 1910.1200, (d) radioactive materials and (f) all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law.

         "Hazardous Substances" means any hazardous substances within the meaning of Section 101(14) of CERCLA, 42 U.S.C. ss. 9601(14), or any pollutant or constituent that is regulated under any Environmental Law.

         "Indemnified Party" has the meaning set forth in Section 7.2.

         "Indemnifying Party" has the meaning set forth in Section 7.2.

         "Independent Accounting Firm" means (a) a certified public accounting firm in the United States of international recognition mutually acceptable to Sellers and Purchasers, which does not have a material existing relationship with either of Sellers or Purchasers, or (b) if Sellers and Purchasers are unable to agree upon such a firm, then Sellers shall select one such firm and Purchasers shall select one such firm and those two firms shall select a third firm, in which event "Independent Accounting Firm" shall mean such third firm.

         "Intellectual Property" means any or all of the following: (i) all patents and applications therefor and reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, technical data and customer lists; (iii) copyrights, copyright registrations and applications therefor; (iv) trade names, trade dress, logos, trademarks and service marks, and registrations and applications therefor and the goodwill associated therewith; (v) databases;
(viii) computer software, including all source code therefor and (ix) domain names and all rights therein throughout the world.

         "Intellectual  Property  Assignments"  has the  meaning  set  forth  in
Section 3.2(e).

         "Knowledge of Sellers", "Sellers' Knowledge" and phrases of similar import mean the actual knowledge after reasonable inquiry of any current officer of either Seller.

         "Laws" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, administrative order or decree, administrative or judicial decision, and any other executive or legislative proclamation.

         "Lease Assignments" has the meaning set forth in Section 3.2(a).

         "Leased Realty" has the meaning set forth in Section 4.14(b).

         "Leases" has the meaning set forth in Section 4.14(b).

         "Liens" means any lien, security interest, mortgage, pledge, charge or similar encumbrance.

         "Litigation" has the meaning set forth in Section 4.4.

         "Material Adverse Effect" means any change or effect that is materially adverse to the financial condition, assets, liabilities or results of operations of the Business, with regard to either Seller individually or taken as a whole, except for any such changes or effects resulting directly or indirectly from (a) the transactions contemplated by this Agreement, (b) the announcement or other disclosure of the transactions contemplated by this Agreement, (c) industry-wide regulatory changes, or (d) an event or circumstance or series of events or circumstances affecting (i) the industry in which the Business operates in any country in which the Business operates or (ii) the United States economy generally or the economy generally of any other country in which the Business operates.

         "Material Contracts" has the meaning set forth in Section 4.11(a).

         "MyTravel" means MyTravel USA Holdings, Inc., a Florida corporation.

         "MyTravel Canada" means MyTravel Canada Holidays Inc., a Canadian corporation.

         "MyTravel   Names"  means  the  trademark   "MyTravel"  and  all  other
trademarks containing the word "MyTravel" or any derivatives thereof.

         "Notice of Disagreement" has the meaning set forth in Section 2.5(b).

         "Other  Conveyance  Documents"  has the  meaning  set forth in  Section
3.2(f).

         "Permits" has the meaning set forth in Section 4.9.

         "Permitted Liens" means (i) mechanics', carriers', workmen's or repairmens' Liens arising or incurred in the ordinary course of business with respect to liabilities that are not yet due or delinquent, (ii) Liens arising by operation of law for Taxes, assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings, (iii) Liens set forth on Schedule 1.1(b), and (iv) other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances, individually or in the aggregate, would not reasonably be expected to materially detract from the value of the property or asset to which it relates or materially impair the ability to use the property or asset to which it relates in substantially the same manner as it was used prior to the Closing Date.

         "Person"  means  an  individual,  a  corporation,  a  partnership,   an
association, a trust or other entity or organization.

         "Plans" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

         "Pledge Agreement" means the Stock Pledge Agreement, dated as of the Closing Date, between ECG and Sellers, in the form attached hereto as Exhibit A.

         "Post-Closing Letters of Credit" means those Letters of Credit set forth on Schedule 1.1(c).

         "Purchase   Agreement   Supplement"   means  the   Purchase   Agreement
Supplement, dated as of the Closing Date, between MyTravel Canada, Flightserv and Purchasers, in the form attached hereto as Exhibit B.

         "Purchase Price" has the meaning set forth in Section 2.4.

         "Purchase Price Note" means the Secured Promissory Note of Purchasers and Flightserv, due December 1, 2010, issued to the Sellers, jointly and severally, in the aggregate principal amount of Ten Million Dollars ($10,000,000) (as may be adjusted from time to time pursuant to Sections 2.5(d) and 7.4(a)), in the form attached hereto as Exhibit C.

         "Purchaser" has the meaning set forth in the preamble.

         "Purchaser Group" has the meaning set forth in Section 7.1(a).

         "Recipients" has the meaning set forth in Section 6.5(b).

         "Registered Intellectual Property" has the meaning set forth in Section 4.17(a).

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata), or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

         "Replacement Letters of Credit" means the Letters of Credit obtained by Purchasers in replacement of the Current Letters of Credit other than the Post-Closing Letters of Credit, issued to the same entities, in the same amounts and securing the same obligations as such Current Letters of Credit, each in form and substance, and from a bank or other financial institution, reasonably satisfactory to Sellers and the Purchasers; provided, however that the Letter of Credit obtained by Purchasers in replacement of the $3,000,000 Letter of Credit issued for the benefit of Ryan International Airlines Inc. by Barclays Bank shall be in the amount of One Million Five Hundred Thousand Dollars ($1,500,000).

         "Schedule" means any disclosure schedule being delivered by Sellers concurrently with the execution of this Agreement.

         "Seller" has the meaning set forth in the preamble.

         "Seller Group" has the meaning set forth in Section 7.1(b).

         "SunTrips" has the meaning set forth in the preamble.

         "Surety Bonds" means (i) the $200,000 Cash Surety issued by National City Bank in favor of the Department of Transportation for the benefit of VE Holdings and (ii) the $200,000 Cash Surety issued by National City Bank in favor of the Department of Transportation for the benefit of SunTrips.

         "Tax Return" means any return, report, information return or other document (including any related or supporting information) with respect to Taxes, including any schedule or attachment thereto.

         "Taxes" means all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign Governmental Authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, capital stock, transfer, franchise, payroll, withholding, social security, value added or other taxes, including any interest, penalties or additions attributable thereto.

         "Third Party Claim" has the meaning set forth in Section 7.2.

         "Transfer Taxes" means sales, use, transfer, real property transfer, recording, documentary, stamp, registration, stock transfer, and other similar taxes and fees (including any penalties and interest).

         "Transferred Employee" has the meaning set forth in Section 6.3(a).

         "Transition Services Agreement" has the meaning set forth in Section 3.2(d).

         "VE Holdings" has the meaning set forth in the preamble.

Section 1.2       Other Definitional Provisions.

                  (a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule of this Agreement unless otherwise indicated.

                  (b) The words "hereof," "herein," "hereto," "hereunder" and "hereinafter" and words of similar import, when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (c) The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

                  (d) The term "dollars" and character "$" mean United States dollars.

                  (e) The word "including" means including, without limitation, and the words "include" and "includes" have corresponding meanings.

                                   ARTICLE II
                      PURCHASE AND SALE OF ACQUIRED ASSETS

         Section 2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, (i) SunTrips agrees to sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to FS SunTours and FS SunTours agrees to purchase, on the Closing Date, all of the Acquired Assets owned or controlled by SunTrips and (ii) VE Holdings agrees to sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to FS Tours and FS Tours agrees to purchase, on the Closing Date, all of the Acquired Assets owned or controlled by VE Holdings; provided that, in any event, Purchasers shall collectively purchase hereunder all of the Acquired Assets, notwithstanding any specific division thereof set forth in this Section 2.1.

         Section 2.2 Acquired Assets and Excluded Assets.

                  (a) The term "Acquired Assets" shall mean all the business, properties, assets and rights of Sellers relating exclusively or principally to the Business of whatever kind and nature, tangible or intangible, other than the Excluded Assets, including, in each case as relating exclusively or principally to the Business:

                           (i) all right,  title and  interest  in, to and under
                  any Leased Realty;

                           (ii)  except to the extent any of the  following  are
                  Excluded Assets, all inventory, computer equipment and hardware, equipment, supplies and other goods, all office furniture and fixtures, leasehold improvements, machinery, owned vehicles, and other tangible personal property;

                           (iii) all right, title and interest of Sellers in, to
                  and under all Contracts to which they are a party, including those listed on Schedule 4.11(a), but excluding any Excluded Contracts;

                           (iv) except to the extent any of the following are Excluded Assets, all accounts receivable of the Business (net of any reserves for bad debt), and notes payable to Sellers in relation to the Business and all claims, contract rights and judgments relating thereto, including all of Sellers' rights to any proofs of claim filed against account debtors and any negotiable instruments, letters of credit or any other writing that evidences a right of Sellers to the payment or performance of a monetary obligation;

                           (v)   any   securities,   whether   certificated   or
                  uncertificated, held by Sellers;

                           (vi) all right,  title and interest of Sellers to and
                  under  all   Permits,   to  the  extent   such   Permits   are
                  transferable;

                           (vii) all prepaid assets, including all prepaid rentals and all prepaid expenses, bonds (including the Surety Bonds), escrow accounts and deposits of Sellers;

                           (viii) the  originals  and all copies of all books of
                  account, sales and promotional materials, general, financial, accounting and personnel records, files, manuals, invoices, customers and suppliers lists and other data owned or used by Sellers, but excluding the corporate minute books, stock records and organizational documents of Sellers;

                           (ix) all right,  title and interest of Sellers in, to
                  and under all Business Intellectual Property (including the trademarks, tradenames and names "SunTrips" and "Vacation Express"), except to the extent any Business Intellectual Property is an Excluded Asset;

                           (x) all of Sellers' right,  title and interest in and
                  to telephone numbers, answering service numbers, e-mail addresses, and other communication codes, numbers or devices (including the software components for all internet websites other than the "MyTravel" website);

                           (xi) all of Sellers' right, title and interest in and
                  to all passenger escrow accounts maintained with a bank or other financial institution;

                           (xii) all causes of action,  other than those related
                  to or otherwise arising in connection with, the Excluded Assets or Excluded Liabilities;

                           (xiii)   all   goodwill   relating   exclusively   or
                  principally to the Business; and

                           (xiv)   any  other   assets   used   exclusively   or
                  principally in the Business on the Closing Date that are not specifically listed above.

         (b) The term "Excluded Assets" shall mean:

                  (i) the minute books, corporate seal, stock records and organizational documents of Sellers;

                  (ii) copies of such books of account, general, financial, accounting and personnel records, files, manuals, invoices, customer and suppliers lists and other data as Sellers may be required by applicable Laws to retain or as may be necessary to assist Sellers in preparation of Sellers' Tax Returns;

                  (iii) all of Sellers' cash on hand, cash equivalents or cash held in any financial institution, other than any escrowed cash or security deposits;

                  (iv) any demand, money market, time, savings, passbook, or similar account maintained with a bank or other financial institution;

                  (v) all right, title and interest in, to and under any Benefit Plans listed (or required to be listed) in Section 4.10;

                  (vi) those Contracts that are listed on Schedule 2.2(b) (the "Excluded Contracts");

                  (vii) all of Sellers' right, title and interest in and to Tax credits and other Tax benefits, Tax refunds, prepaid Taxes, insurance premium refunds, and insurance and other claims or rights to recoveries and similar benefits of and relating to the Business prior to the Closing Date;

                  (viii) all of Sellers' right, title and interest in and to this Agreement;

                  (ix) any notes, drafts, accounts or other obligations for the payment of money, made or owed to any Seller by any current or former employees or Affiliates of any Seller;

                  (x) all accounts receivable of the Business or Sellers due and owing from any Affiliate of Sellers (other than as owed from one Seller to another);

                  (xi) all of Sellers' right, title and interest in and to the trademark, tradename or name "MyTravel" anywhere in the world;

                  (xii) all of Sellers' right, title and interest in and to the reservation system commonly referred to as "Logibro" and all other software applications licensed from third parties and used in the operation of the Sellers' websites; and

                  (xiii) all of Sellers' right, title and interest to the computer hardware and other equipment on which the SunTrips website is hosted and/or maintained.

         Section 2.3 Assumption of Liabilities.

                  (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, (i) FS SunTours shall assume and agree to pay, perform and discharge solely those obligations and liabilities of Sellers set forth on Schedule 2.3(a) relating to the SunTrips and (ii) FS Tours shall assume and agree to pay, perform and discharge solely those obligations and liabilities of Sellers set forth on Schedule 2.3(a) relating to VE Holdings; provided that, in any event, Purchasers shall, collectively, assume and agree to pay, perform and discharge all of the obligations and liabilities of Sellers set forth on Schedule 2.3(a), notwithstanding any specific division thereof set forth in this
         Section 2.3. The foregoing obligations, liabilities and commitments, and no others, shall be hereinafter referred to as the "Assumed Liabilities."

                  (b) Purchasers shall not assume or become liable to pay, perform or discharge any other obligations or liabilities of Sellers (collectively, the "Excluded Liabilities").

                  (c) Purchasers shall acquire the Acquired Assets free and clear of all Liens, except for the Assumed Liabilities and Permitted Liens.

         Section 2.4 Purchase Price. Subject to the terms and conditions of this Agreement, in consideration of the sale, assignment, transfer and delivery of the Acquired Assets to the Purchasers, Purchasers agree, jointly and severally, to pay to Sellers, jointly and severally, an aggregate amount equal to Ten Million Dollars ($10,000,000) (as adjusted pursuant to Section 2.5, the "Purchase Price"), which shall be represented by the Purchase Price Note.

         Section 2.5 Purchase Price Adjustment.

                  (a) Closing Statement. As promptly as practicable, but no later than twenty (20) Business Days after the Closing Date, Purchasers shall prepare and deliver to Sellers a statement (the "Closing Statement") setting forth the Closing Working Capital Amount, together with detail regarding the method of calculation thereof. The calculations set forth on the Closing Statement will be prepared on the basis and using the same accounting policies, principles, methodologies and estimates used in preparing the Financial Information. At all reasonable times during the ten (10) Business Days immediately following Sellers' receipt of the Closing Statement, Sellers and their representatives will be permitted to review at Purchasers' offices Purchasers' working papers (including work papers of accountants and other advisors) relating to the Closing Statement, as well as all of the books and  records  relating  to the  operations  and  finances  of
         Sellers with respect to the period up to and including the Closing Date, and Purchasers shall make reasonably available at their offices the individuals responsible for the preparation of the Closing Statement in order to respond to the reasonable inquiries of Sellers related thereto.

                  (b) Notice of Disagreement. Sellers shall notify Purchasers in writing (the "Notice of Disagreement") within ten (10) Business Days after receiving the Closing Statement if Sellers disagree with any aspect of the Closing Statement or any of Purchasers' calculations with regard to the Closing Working Capital Amount, which Notice of

         Disagreement shall set forth in reasonable detail the basis for such dispute and Sellers' good faith calculations of the Closing Working Capital Amount. If Sellers do not deliver a Notice of Disagreement to Purchasers within such ten (10) Business Day period, then the Closing Statement shall be deemed to have been accepted by Sellers, shall become final and binding upon the parties and shall be the final Closing Statement.

                  (c) Dispute Resolution. During the ten (10) Business Days immediately following the delivery of a Notice of Disagreement, Sellers and Purchasers shall seek in good faith to resolve any differences that they may have with respect to any matter specified in the Notice of Disagreement. If at the end of such ten (10) Business Day period Sellers and Purchasers have been unable to agree upon a final Closing Statement, then Sellers and Purchasers shall submit to the Independent Accounting Firm for review and resolution any and all matters that
         remain  in  dispute  with  respect  to  the  Notice  of   Disagreement.
         Purchasers and Sellers shall cause the Independent Accounting Firm to use commercially practicable efforts to make a final determination (which determination shall be binding on the parties hereto) on the disputes so submitted as well as such modifications, if any, to the Closing Balance Sheet and the Closing Working Capital Amount within ten
         (10) Business Days from such submission, and such final determination shall be the final Closing Statement. The cost of the Independent Accounting Firm's review and determination shall be paid by the party whose determination of the aggregate amount of the Closing Working Capital Amount differed by the greater amount from the aggregate amount of the final Closing Working Capital Amount. During the ten (10) Business Day review by the Independent Accounting Firm, Purchasers and Sellers will each make available to the Independent Accounting Firm interviews with such individuals and such information, books and records as may be reasonably required by the Independent Accounting Firm to make its final determination.

                  (d) Adjustment. If the final Closing Working Capital Amount is negative, Sellers and MyTravel Canada shall be obligated, jointly and severally, within five (5) Business Days following the determination of the final Closing Working Capital Amount, to pay to Purchasers an aggregate amount in cash equal to the amount by which the difference between the absolute value of such final Closing Working Capital Amount and zero (0) exceeds Two Million Dollars ($2,000,000). If the final Closing Working Capital Amount is positive, Purchasers may elect that either (i) Purchasers shall be obligated, jointly and severally, to pay to Sellers within such five (5) Business Days an amount in cash equal to equal to the difference between such final Working Capital Amount and zero (0) or (ii) the amount outstanding at such time under the Purchase Price Note shall be increased by an amount equal to the difference between such final Closing Working Capital Amount and zero
         (0).

         Section 2.6 Allocation of the Purchase Price. The Purchase Price and the amount of the Assumed Liabilities shall be allocated among the Acquired Assets in a manner consistent with values as set forth on Schedule 2.6. Each party hereto agrees that: (i) any such allocation shall be consistent with the requirements of section 1060 of the Code; (ii) it shall file Form 8594 with its Federal income Tax Return consistent with such allocation for the tax year in which the Closing occurs; and (iii) except as otherwise required by applicable Law, it will not take a position on any income, transfer or gains or other Tax

Return, before any Governmental Authority charged with the collection of any such Tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation without the consent of the other party hereto.

         Section 2.7 Transfer Taxes. Each of Sellers, on the one hand, and Purchasers, on the other hand, shall pay fifty percent (50%) of all applicable Transfer Taxes imposed in connection with this Agreement and the transactions contemplated by this Agreement. The appropriate party shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes; provided, however, that Purchasers and Sellers shall cooperate to prepare and file with the appropriate Governmental Authority, as and to the extent necessary, all appropriate Tax exemption certificates or similar instruments as may be necessary to avoid the imposition of any Transfer Taxes.

                                  ARTICLE III
                                     CLOSING

         Section 3.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Asset Purchase (the "Closing") shall take place on October 31, 2003, at 10:00 a.m. (New York time), or such other date and time as the parties hereto may agree, either in person at the offices of Morgan Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, at such other location as the parties hereto may agree, or by overnight delivery and facsimile. The date on which the Closing occurs is called the "Closing Date".

         Section 3.2 Deliveries by Sellers. At the Closing, Sellers shall deliver or cause to be delivered to Purchasers (unless delivered previously) the following:

                  (a) a bill of sale (the "Bill of Sale") for the Acquired Assets, in the form attached hereto as Exhibit D, executed by Sellers;

                  (b) an assumption agreement (the "Assumption Agreement") for the Assumed Liabilities, in the form attached hereto as Exhibit E, executed by Sellers;

                  (c) assignments and assumptions of lease (the "Lease Assignments") with respect to the Leased Realty, each in the respective form attached hereto as Exhibit F, executed by the appropriate Sellers; provided, however, that in the event that any landlord under any of the Leases objects to giving the Certification (as defined in the Lease Assignments), each Purchaser hereby waives the requirement to obtain such Certification and Sellers are hereby authorized to unilaterally modify the Lease Assignments to remove solely those provisions relating to the Certification, and the Lease Assignments, as so modified, shall be deemed satisfactory in form and substance for all purposes of this Agreement;

                  (d) a transition services agreement (the "Transition Services Agreement"), in the form attached hereto as Exhibit G, with respect to transitional services to be provided to Purchasers by MyTravel Canada, executed by MyTravel Canada;

                  (e) certain trademark assignments and domain name assignments (collectively, the "Intellectual Property Assignments"), in each case in the forms attached hereto as Exhibit H, executed by the applicable Sellers;

                  (f) the Purchase Agreement Supplement, executed by MyTravel Canada, and the Pledge Agreement, executed by Sellers; and

                  (g) all such other agreements, assignments, endorsements and instruments of transfer (collectively, the "Other Conveyance Documents") as are reasonably necessary or appropriate to carry out the intent of this Agreement, each executed by Sellers.

         Section 3.3 Deliveries by Purchasers. At the Closing, Purchasers shall deliver or cause to be delivered to Sellers (unless delivered previously) the following:

                  (a) the Purchase Price Note, duly executed by Purchasers and Flightserv;

                  (b) the Bill of Sale, Assumption Agreement, Lease Assignments, Transition Services Agreement, Intellectual Property Assignments, Purchase Agreement Supplement and Pledge Agreement, each executed by Purchasers, Flightserv and/or ECG, to the extent each of the foregoing is party thereto;

                  (c) the Replacement Letters of Credit, executed by all of the parties thereto (other than the Replacement Letter of Credit to be issued to Pace Airlines, Inc., which shall be delivered no later than November 14, 2003); and

                  (d) all such Other Conveyance Documents as are reasonably necessary or appropriate to carry out the intent of this Agreement, each executed by the Purchasers.

         Section 3.4 Risk of Loss. On or prior to the Closing Date, any loss of or damage to the Acquired Assets from fire, casualty or other occurrences shall be entirely the responsibility of Sellers. Risk of loss to the Acquired Assets following the Closing Date shall be entirely the responsibility of Purchasers.

         Section 3.5 Simultaneous Transactions. All of the transactions contemplated by this Agreement shall be deemed to occur simultaneously, and no such transaction shall be deemed to have been consummated until all such transactions have been consummated.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers hereby represent and warrant, jointly and severally, and, solely for purposes of Section 4.1(c) each of MyTravel and MyTravel Canada represents and warrants, to Purchasers, as of the date hereof, as follows:

         Section 4.1 Authority, Binding Effect.

                  (a) Each Seller has all requisite corporate power, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Seller, and no other corporate action on the part of such Seller or its stockholders is required to authorize the execution, delivery and performance hereof, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Seller and constitutes the valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                  (b) Each Seller has all requisite corporate power, capacity and authority to execute and deliver each Ancillary Document to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Ancillary Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of each Seller, and no other corporate action on the part of such Seller or its respective stockholders or partners is required to authorize the execution, delivery and performance of any Ancillary Document applicable to such Seller, and the consummation of the transactions contemplated thereby. At Closing, each Ancillary Document will have been duly executed and delivered by each Seller party thereto and will constitute the valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                  (c) Each of MyTravel and MyTravel Canada has all requisite corporate power, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, in each case solely with regard to the provisions set forth under such entity's name on the signature page hereto. The execution, delivery and performance of the provisions set forth under MyTravel's or MyTravel Canada's name, as the case may be, on the signature page hereto this Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of each of MyTravel and MyTravel Canada, and no other corporate action on the part of MyTravel or MyTravel Canada or their stockholders is required to authorize the execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby. This Agreement has been duly executed and delivered by each of MyTravel and MyTravel Canada and constitutes the valid and binding obligation of each of such entity enforceable against it in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         Section 4.2 Title to Property. Each Seller has good title to, or a valid leasehold interest in, the Acquired Assets owned or leased by it, free and clear of all Liens (other than the Assumed Liabilities, Permitted Liens or Liens created by the acts of Purchasers).

         Section 4.3 No Violation. The execution and delivery of this Agreement by each Seller and each Ancillary Document by each Seller party thereto and the consummation by such Seller of the transactions contemplated hereby and thereby will not, except as set forth on Schedule 4.3, (i) conflict with or violate the certificate of incorporation or bylaws of such Seller in each case as currently in effect, (ii) conflict with or violate any Laws applicable to such Seller or by which any of the Acquired Assets are bound or are subject, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require payments under, or result in the creation of a Lien on any of the Acquired Assets under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Seller is a party or by which any of the Acquired Assets are bound or subject.

         Section 4.4 Litigation; Proceedings. Except as set forth in Schedule 4.4, there is no Action pending or, to the Knowledge of Sellers, threatened, against, by or affecting any Seller, the Business or the Acquired Assets ("Litigation") nor is there any Governmental Order outstanding which (i) adversely affects or could adversely affect the Acquired Assets or the Business or (ii) seeks to enjoin or prohibit any of the transactions contemplated by this Agreement.

         Section 4.5 Organization and Qualification. Each Seller is a corporation validly existing and in good standing under the laws of the state of its incorporation and has all requisite power and authority to own, lease and operate all of its properties and assets and to conduct its business as it is now being conducted. Except as set forth in Schedule 4.5(a), each Seller is duly qualified or licensed and in good standing to do business as a foreign corporation in each jurisdiction in which the nature of its business, or the ownership, leasing or operation of its properties or assets, makes such qualification necessary, except where such failure to be so qualified or licensed could not result in a Material Adverse Effect.

         Section 4.6 Financial Statements; Undisclosed Liabilities.

                  (a) Sellers have delivered to the Purchasers the unaudited balance sheets for the Business dated September 30, 2002 and September 30, 2003 and the unaudited operating income statements for the Business for the twelve (12) month periods ended September 30, 2002 and September 30, 2003 (collectively, the "Financial Information"). Except as set forth on Schedule 4.6(a), the Financial Information has been prepared in conformity with GAAP applied on a basis consistent with Sellers' past practice (except for changes, if any, required by GAAP and disclosed therein, and except for the absence of notes and normal recurring adjustments). The Financial Information presents fairly and accurately in all material respects the financial position of the Sellers in the manner required by GAAP, for the applicable time periods covered thereby.

                  (b) Except as set forth in Schedule 4.6(b), there has been no change in the business of the Business since September 30, 2003 that has resulted, or could be reasonably expected to result, in a Material Adverse Effect. As of the date hereof, none of the Sellers has any actual knowledge of the occurrence of any event or circumstance that a reasonable person would believe would adversely affect the financial projections, dated August 2003, provided by Sellers to Purchasers, a copy of which has been attached to Schedule 4.6(b).

                  (c) The Business does not have any liabilities of the type required to be reflected as liabilities on a balance sheet prepared in accordance with GAAP, whether accrued, absolute, contingent or otherwise, except such liabilities that (i) are reflected or disclosed in the Financial Information, or (ii) were incurred after September 30, 2003 in the ordinary course of business by the Sellers consistent with past practice. Except as otherwise disclosed herein (including on the Schedules hereto), the Business will not have at Closing any other liabilities that are material to the Business; provided, that this representation and warranty shall not apply, and there shall be no breach of this representation and warranty, to the extent that any such liability is (i) unknown and upon reasonable investigation could not have been known or (ii) disclosed.

                  (d) The Financial Information is based upon information contained in the books and records of the Sellers, which such books and records have been kept in accordance with GAAP.

         Section 4.7 Receivables. Except as set forth in Schedule 4.7, all accounts receivable and notes receivable of the Business (i) are valid obligations of the obligors, (ii) have arisen from bona fide transactions in the ordinary course of business consistent with past practice, (iii) are, to Sellers' Knowledge, collectible in the ordinary course of business and have been adequately reserved for in the Financial Information.

         Section 4.8 Consents and Approvals. The execution and delivery of this Agreement and each Ancillary Document by each Seller party thereto does not, and the performance by such Seller of this Agreement and each Ancillary Document to which such Seller is party and the consummation of the transactions contemplated hereby and thereby will not, require such Seller to obtain (i) any consent, approval, waiver, authorization or permit of, or to make any filing or registration with or notification to ("Consents"), any court, agency or commission, or other governmental entity, authority or instrumentality, whether domestic or foreign (each, a "Governmental Authority"), or (ii) any Consent of any third party under any Contract, except where the failure to obtain such Consent would not have a Material Adverse Effect and except for the Consents set forth in Schedule 4.8.

         Section 4.9 Permits/Compliance with Laws. Sellers possess all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate their properties and assets and to carry on the Business as it is now being conducted (collectively, the "Permits"), and there is no Action pending or, to the Knowledge of Sellers, threatened regarding suspension or cancellation of any such Permits. Except as set forth in Schedule 4.9, Sellers are in compliance in all material respects with such Permits and in compliance with all material Laws applicable to them or by or to which any of the Acquired Assets are bound or subject. Except as set forth in Schedule 4.9, none of the Permits will lapse, terminate or expire as a result of the performance of this Agreement by Sellers or the consummation of the transactions contemplated hereby.

         Section 4.10 Employee Benefit Plans; ERISA. Schedule 4.10 lists each Benefit Plan. Except as set forth on Schedule 4.10, or to the extent that any breach of the representations set forth in this sentence would not have a
Material Adverse Effect: (i) each Benefit Plan has been administered and operated in all respects in accordance with its terms and in accordance with the applicable provisions of the Code and ERISA; (ii) no Benefit Plan is subject to Title IV of ERISA or subject to section 412 of the Code or section 302 of ERISA;
(iii) neither any Seller nor to the Knowledge of Sellers, any other "disqualified person" or "party in interest" (as defined in section 4975(e)(2) of the Code and section 3(14) of ERISA, respectively) has engaged in any transaction in connection with any Benefit Plan that could reasonably be expected to result in the imposition of a penalty pursuant to section 502 of ERISA or an excise tax pursuant to section 4975 of the Code; (iv) no Benefit Plan provides for post-employment or retiree welfare benefits, except to the extent required by Part 6 of Title I of ERISA or section 4980B of the Code; and
(v) no Action has been made, commenced or, to the Knowledge of Sellers, threatened with respect to any Benefit Plan (other than routine claims for benefits payable in the ordinary course and appeals of denied claims).

         Section 4.11 Contracts.

                  (a) Set forth on Schedule 4.11(a) is a complete list of all of the following Contracts (the "Material Contracts"): (i) noncompetition or other agreements restricting the ability of Sellers to engage in any line of business in any location, (ii) each Contract involving payments made by a Seller that are expected to exceed Fifty Thousand Dollars ($50,000) and (iii) each Contract involving payments made to a Seller that are expected to exceed Fifty Thousand Dollars ($50,000).

                  (b) Each Material Contract is a valid and binding obligation of Seller party thereto and is enforceable by such Seller in accordance with its terms against each other party thereto. Such Seller is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. To the Knowledge of Sellers, none of the other parties to any Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder or has given notification of cancellation thereunder. No defenses, offsets or counterclaims to any Material Contract have been asserted by any party thereto other than Sellers, and Sellers have not waived any rights under any Material Contract.

                  (c) Except as set forth specifically on Schedule 4.11(c), Sellers are not party to, and none of the Acquired Assets is subject to, any agreement, understanding or other arrangement with respect to any:

                           (i) Contracts under which Sellers are a lessor or sublessor of, or makes available for use by any third party,
                  (a) any real property owned or leased by Sellers exclusively or principally in connection with the Business, or any portion of premises otherwise occupied by Sellers, or (b) any material personal property owned or leased by Sellers exclusively or principally in connection with the Business;

                           (ii) Contracts under which Sellers have borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed any indebtedness, liability or obligation of any third party (other than any loan made to any employee for relocation, travel or other employment-related purposes, in each case, in the ordinary course of business consistent with past practice), or any other note, bond, indenture or other evidence of indebtedness;

                           (iii) Contracts under which any other person has directly or indirectly guaranteed any indebtedness, liability or obligation of Sellers, or letter of credit issued to guarantee any obligation of Sellers, or any vendor or customer of Sellers; or

                           (iv) Contracts with any Governmental Authority except
                  those entered into in the ordinary course of business consistent with past practice which do not involve aggregate payments thereunder by Sellers in excess of Fifty Thousand Dollars ($50,000).

         Section 4.12 Condition and Sufficiency of Acquired Assets. The buildings, plants, structures, and equipment included in the Acquired Assets are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they are being employed. Except (i) for the Excluded Assets, (ii) matters to be covered by the Transition Services Agreement and (iii) as set forth on Schedule 4.12, the Acquired Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.

         Section 4.13 Environmental Matters. Except as set forth in Schedule 4.13(a), there is no Environmental Claim pending or, to the Knowledge of Sellers, threatened against Sellers. To the Knowledge of Sellers, there have been no Releases of Hazardous Materials on, beneath or adjacent to any property currently or formerly owned, operated, or leased by Sellers in quantities sufficient to form the basis for an Environmental Claim.

         Section 4.14 Real Property.

                           (a) There is no real property to which any Seller has
                  legal or equitable title.

                           (b) Schedule 4.14(b) sets forth a true and complete list of all real property in which Sellers have a valid and subsisting leasehold or other interest (the "Leased Realty"). Seller which is the lessee of each particular piece of Leased Realty possesses a valid and subsisting leasehold or other interest in such Leased Realty pursuant to the leases or other instruments set forth in Schedule 4.14(b) (the "Leases"). Each Lease is in full force and effect and Sellers have not received any outstanding notice of default from the landlord under any such Lease. There has not occurred any event of default under any Lease or any event which, with or without lapse of time, shall constitute an event of default thereunder.

         Section 4.15 Labor Matters.

                           (a) Schedule  4.15(a)  sets forth a complete  list of
                  all Employees.

                           (b) Except as set forth in Schedule 4.15(b),  Sellers
                  are not a party to (i) any collective bargaining agreement or similar agreement with any labor organization or employee association, or (ii) any other written employment contract.

                           (c) Except as set forth in Schedule 4.15(c), no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending, and no such grievance or proceeding is threatened.

                           (d) Except as set forth in  Schedule  4.15(d),  since
                  January 1, 2001, there has not been, nor is there pending or threatened, (i) any labor dispute between Sellers and any labor organization, or any strike, slowdown, jurisdictional dispute, work stoppage or other similar organized labor activity involving any employee of Sellers or affecting Sellers or (ii) any union organizing, or election activity involving, any employee of Sellers.

                           (e) There  exists no pending or to the  Knowledge  of
                  Sellers, threatened lawsuit, administrative proceeding or investigation between Sellers and any current or former director, officer or employee of Sellers, including any claim for wrongful termination, breach of express or implied contract of employment or for violation of equal employment opportunity laws.

                           (f) Except as set forth in  Schedule  4.15(f),  there
                  exists no pending or, to the Knowledge of Sellers, threatened lawsuit, administrative proceeding or investigation of Sellers or any employee thereof regarding allegations of hostile work environment, sexual discrimination or racial discrimination.

                           (g) All bonuses due and payable to any Employee as of
                  the Closing Date have been paid.

         Section 4.16 Insurance. Set forth in Schedule 4.16 is a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of or providing insurance coverage to the Business. All policies set forth in Schedule 4.16 are in full force and effect and shall remain in full force and effect through the Closing Date and no pending notice of default, cancellation or termination has been received by Sellers with respect to any such policy.

         Section 4.17 Intellectual Property.

                  (a) Schedule 4.17(a) sets forth all of the following United States and foreign Business Intellectual Property: (i) patents and patent applications (including provisional applications); (ii) trademark registrations and trademark applications; (iii) registered copyrights and applications for copyright registration; and (iv) domain names (the items set forth in the forgoing clauses (i) through (iv), collectively, the "Registered Intellectual Property"). All necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property that have come due have been paid and all necessary maintenance and renewal documents in connection with such Registered Intellectual Property that have come due have been filed with the relevant patent, copyright, trademark or domain name authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

                  (b) Schedule 4.17(b) sets forth any proceedings or actions before any court, tribunal challenging the validity or Sellers' ownership of any of the Registered Intellectual Property.

                  (c) Except as set forth on Schedule 4.17(c), Sellers have not granted to any Person any rights in the Business Intellectual Property.

                  (d) To the Knowledge of Sellers, the operation of the Business, taken individually or as a whole, as such Business currently is conducted, does not infringe or misappropriate the Intellectual Property of any other Person. Sellers have not received any notice from any Person that the provision of their respective services, infringes or misappropriates the Intellectual Property of any Person. Except as set forth on Schedule 4.17(d), to the Knowledge of Sellers, no Person is infringing or misappropriating any of the Business Intellectual Property.

         Section 4.18 Taxes. All Tax Returns required to have been filed by Sellers with respect to the Business have been filed, and each such Tax Return reflects the liability for Taxes in all material respects. All Taxes shown on such Tax Returns as owing have been (or will be) paid. There are no Liens on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax, other than Permitted Liens. Sellers have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any third party in connection with the operation of the Business.

         Section 4.19 Customer Relationships. To the Knowledge of Sellers, there exists no condition, state of facts or circumstances involving any customers, suppliers, distributors or vendors of the Sellers (including airlines), that has resulted in, or could be reasonably expected to result in, a Material Adverse Effect.

         Section 4.20 Customer Deposits and Pre-Paid Expenses. The customer deposits and prepaid expenses of Sellers are reasonable in amount, were obtained in the Sellers' ordinary course of business and, to the Knowledge of Sellers, can be used by Purchasers in the conduct of the Business after the Closing Date in substantially the same manner as conducted prior to the Closing Date.

         Section 4.21 Full Disclosure. None of the information contained in this Agreement (including the Schedules and Exhibits hereto) or in any Ancillary Document to be furnished by any Seller (i) contains an untrue statement of a material fact as of the date when made or (ii) omits to state any material fact necessary to be stated in order to make any other statements herein or therein not misleading in light of the circumstances under which they were made. Copies of all documents referred to in any Schedule hereto have been delivered to Purchasers and are true, correct and complete copies thereof, including all minutes, exhibits, schedules, appendices, supplements or modifications thereto and all written waivers thereunder.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASERS

         Purchasers hereby represent and warrant, jointly and severally, as of the date hereof, to each Seller as follows:

         Section  5.1  Organization.   Each  Purchaser  is  a  corporation  duly
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to conduct its business as it is now being conducted.

         Section 5.2 Authority, Binding Effect.

                  (a) Each Purchaser has all requisite corporate power, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Purchaser, and no other corporate action on the part of such Purchaser or its stockholders is required to authorize the execution, delivery and performance hereof, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                  (b) Each Purchaser has all requisite corporate, power, capacity and authority to execute and deliver each Ancillary Document to which it is party, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of such Ancillary Documents and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Purchaser, and no other corporate action on the part of such Purchaser or its stockholders is required to authorize the execution, delivery and performance hereof, and the consummation of the transactions contemplated hereby. At Closing, such Ancillary Documents will have been duly executed and delivered by each Purchaser and will constitute the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         Section 5.3 No Violation; Consents and Approvals.

                  (a) The  execution  and  delivery  of this  Agreement  by each
         Purchaser do not, and the performance of this Agreement by such Purchaser and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or bylaws, in each case as currently in effect, of such Purchaser, (ii) conflict with or violate in any material respect any Laws applicable to such Purchaser or by or to which any of its properties or assets is bound or subject, or (iii) result in any material breach of, or constitute a material default (or an event that with notice or lapse of time or both would constitute a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of such Purchaser under, any material note, bond, mortgage, indenture, contract, agreement, arrangement, commitment, lease, license, permit, franchise or other instrument or obligation to which such Purchaser is a party or by or to which such Purchaser or any of its properties or assets is bound or subject.

                  (b) The execution and delivery of each Ancillary Document to which it is party by each Purchaser do not, and the performance of such Ancillary Documents by such Purchaser and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or bylaws, in each case as currently in effect, of such Purchaser, (ii) conflict with or violate in any material respect any Laws applicable to such Purchaser or by or to which any of its properties or assets is bound or subject, or (iii) result in any material breach of, or constitute a material default (or an event that with notice or lapse of time or both would constitute a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of such Purchaser under, any material note, bond, mortgage, indenture, contract, agreement, arrangement, commitment, lease, license, permit, franchise or other instrument or obligation to which such Purchaser is a party or by or to which such Purchaser or any of its properties or assets is bound or subject.

                  (c) The execution and delivery of this Agreement or any Ancillary Document by Purchasers do not, and the performance by Purchasers of this Agreement or any Ancillary Document and the consummation of the transactions contemplated hereby and thereby will not, require any Purchaser to obtain any Consents from any Governmental Authority, or any third party.

         Section 5.4 Financial Sufficiency. On and after the Closing Date, each Purchaser shall have such working capital as it deems reasonably necessary in its sole business judgement to operate the Business as a going concern and in accordance with generally acknowledged sound business practices. Nothing in this
Section 5.4 shall prohibit any Purchaser from terminating any contractual relationship, not renewing any Contract or other agreement, or negotiating modifications or otherwise satisfying any Assumed Liability for an amount less than the entire amount of such Assumed Liability.



                                   ARTICLE VI
                                    COVENANTS

         Section 6.1 Conduct of Business. Except as expressly permitted by this Agreement or with the prior written consent of Purchasers, during the period from the date hereof until the Closing Date, Sellers shall conduct the Business only in the ordinary course consistent with past practice (including maintaining current advertising practices, maintaining salary levels as in effect on the date hereof and refraining from hiring additional executive-level personnel) and Sellers shall use commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers, employees and independent contractors, maintain the Acquired Assets in good condition and preserve its current working conditions and relationships with customers, suppliers, creditors and business partners.

         Section 6.2 Bulk Transfer Laws. Each Purchaser hereby waives compliance by Sellers with the provisions of any "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Assets to Purchasers; provided that such Purchaser shall be entitled to indemnification in connection therewith pursuant to Section 7.1(a).

         Section 6.3 Employees.

                  (a) Purchasers shall, in the aggregate, offer employment, effective as of the Closing Date, to each Employee other than those listed on Schedule 6.3(a) (whether salaried or hourly, and whether full-time or part-time), whether or not actively employed on the date hereof (e.g., including Employees on vacation and leave of absence, including maternity, family, sick or short-term disability leave). Each Employee who accepts an offer of employment from a Purchaser is hereinafter referred to as a "Transferred Employee".

                  (b) It is hereby acknowledged and agreed that the Sellers shall have no liability of any type or nature in relation to any Transferred Employee or any Employee who does not accept an offer of employment from a Purchaser made pursuant to Section 6.3(a), other than any such liabilities arising prior to the Closing Date and which are not subject to indemnification by Purchasers as set forth in the following sentence. Purchasers hereby agree, jointly and severally, to indemnify and hold harmless Sellers from any payments with respect to claims for severance, bonus, accrued vacation, or other employee benefit obligations imposed upon, incurred or suffered by Sellers arising out of or relating to (i) any Employee who does not does not accept an offer of employment from a Purchaser made pursuant to Section 6.3(a) (including any claims thereby for severance payments, bonus payments, accrued vacation payments or benefits payments) and (ii) any of Purchasers' actions with regard to any Transferred Employee (including termination of employment thereof).

                  (c) Each Purchaser hereby acknowledges and understands that Sellers have issued notice under the applicable California Worker Adjustment and Retraining Notification requirements (Assembly Bill 2957, Chapter 4, Part 4, Sections 1400-1408, California Labor Code) on October 1, 2003 applicable to a sixty (60) day period from such date. Each Purchaser hereby acknowledges and agrees that the issuance of the notice referred to in the foregoing sentence and the legal requirements resulting therefrom do not constitute a Material Adverse Effect.

         Section 6.4 Further Assurances. From and after the Closing Date, each party hereto shall take all actions (including Sellers (i) granting Purchasers access to such books and records of Sellers for the period prior to the Closing Date as are necessary to allow Purchasers to comply with applicable securities laws and accounting issues and (ii) providing assistance to, and cooperation with, Purchasers in order to effect the full and legal transfer to Purchasers of all of the Sellers' notes payable and the Surety Bonds) and execute all documents and instruments as may be reasonably necessary or appropriate in order to carry out the purposes of this Agreement.

         Section 6.5 Confidentiality; Tax Disclosure.

                  (a) The Confidentiality Agreement, dated as of September 2, 2003, between Travel Services International, Inc. and ECG is hereby terminated and replaced by the provisions of Section 6.5(b).

                  (b) From and after the Closing, Sellers shall, and shall use reasonable efforts to cause its Affiliates and their respective officers, directors, employees and advisors (collectively, the "Recipients") to, keep confidential any information relating to the Business, except for any such information that (i) is available to the public on the Closing Date, (ii) thereafter becomes available to the public other than as a result of a disclosure by Sellers or any of their Recipients, or (iii) is or becomes available to Sellers or any of their Recipients on a non-confidential basis from a source that to Sellers' or such Recipient's knowledge is not prohibited from disclosing such information to Sellers or such Recipient by a legal, contractual or fiduciary obligation to any other Person; provided, that nothing contained in this Section 6.5(b) shall prohibit Sellers from disclosing any information in connection with any Action by or against Sellers or any of their Affiliates. Should a Seller or any such Recipient be required to disclose any such information in response to a Governmental Order or as otherwise required by Law or administrative process, it shall inform the Purchasers in writing of such request or obligation as soon as possible after Sellers are informed of it and, if possible, before any information is disclosed, so that a protective order or other appropriate remedy may be obtained by the Purchasers. If a Seller or such Recipient is obligated to make such disclosure, it shall only make such disclosure to the extent to which it is so obligated, but not further or otherwise.

                  (c)  Anything  herein to the  contrary  notwithstanding,  each party hereto (and each employee, representative, or other agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the Federal income tax treatment and Federal income tax structure of any and all transaction(s) contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any party (or to any employee, representative, or other agent of any party) relating to such tax treatment or tax structure, provided, however, that this authorization of disclosure shall not apply to restrictions reasonably necessary to comply with securities laws. This authorization of disclosure is retroactively effective immediately upon commencement of the first discussions regarding the transactions contemplated herein, and the parties aver and affirm that this tax disclosure authorization has been given on a date which is no later than thirty (30) days from the first day that any party hereto (or any employee, representative, or other agent of any party hereto) first made or provided a statement as to the potential tax consequences that may result from the transactions contemplated hereby.

         Section 6.6 Notification of Certain Matters. Sellers shall give prompt notice to Purchasers, and Purchasers shall give prompt notice to Sellers, of the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be reasonably likely to cause any Seller or any Purchaser, as the case may be, to fail to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 6.7 Access to Books and Records Following the Closing. Following the Closing, Purchasers shall permit Sellers and their authorized representatives, during normal business hours and upon reasonable notice, to have reasonable access to, and examine and make copies of, all books and records which relate to transactions or events occurring prior to the Closing or transactions or events occurring subsequent to the Closing which are related to or arise out of transactions or events occurring prior to the Closing.

         Section 6.8 Change of Name. Within thirty (30) days following the Closing Date, each Seller shall (i) file an amendment to its articles of incorporation in order to change its name as may be requested by Purchasers to a name dissimilar to "Vacation Express", "SunTrips" or any other similar name (ii) assign or otherwise transfer to FS Tours to the extent legally possible and commercially practicable the filings relating to VE Holdings' conduct of business under the name "Vacation Express". Each Seller shall do or cause to be done all other acts, including without limitation the payment of any fees required in connection with such change of name, to cause such amendments to become effective in its state of incorporation or formation and all other states in which such Seller is qualified to transact business. After the Closing Date, neither Seller nor any of its Affiliates shall transact business as, or use in the conduct of its businesses or otherwise, the names "Vacation Express" or "SunTrips" or any other similar name.

         Section 6.9 MyTravel Names. After the Closing, Purchasers will not, directly or indirectly use or do business under, or allow any of its respective Affiliates or subsidiaries to use or do business under, any trademark, service mark, brand name or trade, corporate or business name consisting of, derived from, including or incorporating any of the MyTravel Names or any other trademark, service mark, brand name or trade, corporate or business name confusingly similar to any of the MyTravel Names. No later than forty-five (45) days after the Closing, Purchasers shall have removed or obliterated all trademarks, service marks, brand names or trade, corporate or business names consisting of, derived from, including or incorporating any of the MyTravel Names that are contained in or on any of the Acquired Assets, other than printed brochures existing as of the Closing Date.

         Section 6.10 Non-Competition; Non-Solicitation.

                  (a) For the longer of (A) a period of three (3) years commencing on the Closing Date and (B) the term of the Purchase Agreement Supplement, none of Sellers, MyTravel, MyTravel Canada or any of their subsidiaries or Affiliates shall directly or indirectly (i) engage in competition with Purchasers using the same gateways used by Sellers as of the Closing Date or (ii) have an ownership interest in, any person, firm, corporation, association or other enterprise that is directly or indirectly engaged in conducting public charter operations using the same gateways used by Sellers as of the Closing Date (the "Restricted Activity"); provided, however, that nothing contained in this Section 6.10 shall prohibit Sellers, MyTravel, MyTravel Canada or any of their subsidiaries or Affiliates from owning, in the aggregate,
         (x) three percent (3%) or less of any class of capital stock or other equity interest of any company engaged in any Restricted Activity that has securities listed on a national or regional securities exchange or traded in the over-the-counter market or (y) one percent (1%) or less of any class of capital stock or other equity interest of any other business enterprise engaged in any Restricted Activity. In connection with the foregoing, (i) each Purchaser hereby represents that the limitations set forth herein are reasonable and are properly required for the adequate protection of the Business and (ii) each of Sellers, MyTravel and MyTravel Canada hereby acknowledges and agrees to the foregoing.

                  (b) For the longer of (A) a period of three (3) years commencing on the Closing Date and (B) the term of the Purchase Agreement Supplement, none of Sellers, MyTravel, MyTravel Canada or any of their subsidiaries or Affiliates shall directly or indirectly induce or attempt to induce any Transferred Employee or other employee of a Purchaser to leave the employ of such Purchaser, or in any way interfere with the relationship between such Purchaser and any Transferred Employee or other employee thereof.

         Section 6.11 Stub Period Financial Statements. After the Closing, Sellers shall deliver to Purchasers financial statements of Sellers for the period commencing on October 1, 2003 and ending October 31, 2003, as prepared by Sellers in accordance with GAAP and delivered at such time, containing such information, and presented in such format as is in accordance with Sellers ordinary course business practice prior to the Closing Date with regard to delivery of monthly financial statements.

         Section 6.12 Credit Card Processing. During the period between the date hereof and the Closing Date, Sellers shall be responsible for conducting, and/or ensuring the conduct of, all credit card processing relating to the Business.

                                  ARTICLE VII
                      INDEMNIFICATION OBLIGATIONS; SURVIVAL

         Section 7.1 Agreements to Indemnify.

                  (a) Subject to the terms and conditions of this Article VII, from and after the Closing, each of Sellers and MyTravel Canada, jointly and severally, shall indemnify, defend and hold harmless each Purchaser, its Affiliates, and each of their respective successors and permitted assigns, directors, officers, employees, representatives, agents, Affiliates and associates (collectively, the "Purchaser Group") from and against any and all losses, liabilities of any kind or nature, expenses (including reasonable attorneys' fees), claims and damages (collectively, "Damages") imposed upon or incurred or suffered by the Purchaser Group, or any one of them, arising out of, relating to or in connection with (i) any breach of any representation, warranty, covenant or agreement of either Seller contained in or made pursuant to this Agreement or any Ancillary Document, (ii) any Excluded Liability,
         (iii) the Litigation set forth on Schedule 4.4, (iv) any claim made against a Purchaser by any creditor of, or claimant against, Sellers as a result of the waiver granted by such Purchaser in Section 6.2, and
         (v) all costs pertaining to the DC-10 aircraft referred to in the Charter Agreement, dated as of December 12, 1997, between Ryan International Airlines and Sunquest Holdings, U.S.A., Inc., in the case of each of clauses (i) through (v) above, whether asserted by one party hereto against another or by a third party.

                  (b) Subject to the terms and conditions of this Article VII, from and after the Closing, Purchasers, jointly and severally, shall indemnify, defend and hold harmless Sellers, their Affiliates, and each of their respective successors and permitted assigns, and each of their respective directors, officers, employees, representatives, agents, Affiliates and associates (collectively, the "Seller Group") from and against any and all Damages imposed upon or incurred or suffered by Seller Group, or any one of them, arising out of, relating to or in connection with (i) any breach of any representation, warranty, covenant or agreement of any Purchaser contained in or made pursuant to this Agreement or any Ancillary Document, (ii) any Assumed Liability and (iii) the employee benefit obligations described in Section 6.3(b), in the case of each of clauses (i) through (iii) above, whether asserted by one party hereto against another or by a third party.

         Section 7.2 Third Party Claims Procedures. If any Person other than a party hereto shall assert a claim (each, a "Third Party Claim") against or with respect to a party entitled to indemnification pursuant to this Agreement (the "Indemnified Party"), then such Indemnified Party shall notify the party from whom indemnification is sought (the "Indemnifying Party") in writing of the Third Party Claim within a reasonable time after receipt by such Indemnified Party of written notice of such Third Party Claim; provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. The notice (i) shall state (with reasonable specificity) the basis on which indemnification is being asserted,
(ii) shall set forth the amount of Damages for which indemnification is being asserted and (iii) in the case of third party claims, shall be accompanied by copies of all relevant pleadings, demands and other papers served on the Indemnified Party. Each Indemnifying Party shall, at its own expense, have the right to defend, contest or otherwise protect against any Third Party Claim, and each Indemnifying Party shall receive from the Indemnified Party all necessary and reasonable cooperation in said defense including, but not limited to, the services of employees of the Indemnified Party who are familiar with the transactions out of which any such Third Party Claim may have arisen. The Indemnifying Party shall have the right to control the defense of any such Third Party Claim unless it is relieved of its liability hereunder by the Indemnified Party. The Indemnifying Party shall have the right, at its option, and, unless so relieved, to compromise or defend, at its own expense by its own counsel, any such Third Party Claim involving monetary damages but may not compromise or settle any matter involving equitable or injunctive recourse against the Indemnified Party without such party's written consent. In the event that the Indemnifying Party shall undertake to compromise or defend any such Third Party Claim, it shall promptly notify the Indemnified Party of its intention to do so, and in any event shall not settle or compromise any such Third Party Claim unless in so settling or compromising the Indemnified Party is unconditionally released from liability therefor. In the event that an Indemnifying Party, after written notice from an Indemnified Party, fails to take timely action to defend a Third Party Claim, the Indemnified Party shall have the right to defend the same by counsel of its own choosing, but at the cost and expense of the Indemnifying Party. In the event that the Indemnified Party defends a Third Party Claim, it shall not compromise any such Third Party Claim without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed.

         Section 7.3 Limitation of Liability.

                  (a)    Anything   in   this    Agreement   to   the   contrary
         notwithstanding, in no event will the aggregate amount of the Indemnifying Party's obligations pursuant to Section 7.1 hereof exceed an amount equal to Ten Million Dollars ($10,000,000).

                  (b) The obligations set forth in Section 7.1 will be effective as to any Indemnifying Party only after the aggregate amount for which such Indemnifying Party is liable under such Section exceeds One Hundred Thousand Dollars ($100,000) and then only in the amount of such excess.

                  (c) Sections 7.3(a) and 7.3(b) shall not be applicable to (i) the obligations to indemnify under Section 7.1(a)(ii), 7.1(a)(iii), 7.1(a)(iv), 7.1(a)(v), 7.1(b)(ii), and Section 7.1(b)(iii) and (ii) any
         obligation to indemnify for breaches of Sections 4.2, 4.4, 4.10,  4.13,
         4.18 and Section 6.10.

                  (d) Notwithstanding anything herein to the contrary, payments by the Indemnifying Party pursuant to Section 7.1 shall be limited to the amount of Damages, if any, that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually recovered by the Indemnified Parties from any third party with respect thereto; provided, however, that nothing in this
         Section 7.3(d) shall require that an Indemnified Party seek recovery under any insurance policy.

                  (e) Anything in this Section 7.3 to the contrary notwithstanding, in no event shall Sellers, MyTravel Canada or Purchasers be liable for punitive, consequential, special, indirect, incidental or exemplary damages, whether for lost profits, lost revenues, injury to property, injury to reputation, loss of data, loss of use or otherwise.

                  Section  7.4  Method  of  Payment;   Treatment   of  Indemnity
         Benefits.

                  (a) Each payment made by Sellers and/or MyTravel Canada to or for the benefit of a Purchaser pursuant to any indemnification obligations under this Agreement shall be made, at Sellers' election, either (i) in cash or (ii) by decreasing the amount outstanding at such time under the Purchase Price Note by the amount of such payment; provided, however, that notwithstanding the foregoing, all such payments with respect to indemnification pursuant to Sections 7.1(a)(iii), 7.1(a)(iv) and 7.1(a)(v) and indemnification for breaches of Sections 4.2, 4.4, 4.10, 4.13 and 4.18 shall be made in cash.

                  (b) Each  payment made by a Purchaser to or for the benefit of
         Sellers pursuant to any indemnification obligations under this Agreement shall be made by increasing the amount outstanding at such time under the Purchase Price Note by the amount of such payment.

                  (c) All payments made by Sellers or MyTravel Canada to or for the benefit of a Purchaser or by Purchasers to or for the benefit of a Seller pursuant to any indemnification obligations under this Agreement shall be treated as adjustments to the Purchase Price for Tax purposes, unless otherwise required by applicable Law.

         Section 7.5 Exclusive Remedy. The parties hereto acknowledge and agree that, except (i) with regard to fraud or intentional misrepresentation and (ii) the remedies of specific performance or injunctive or other equitable relief, the sole and exclusive remedy of the Indemnified Parties, from and after the Closing with respect to Damages and any and all claims for any breach or liability under this Agreement, the Ancillary Documents or any other agreement, instrument or certificate executed or entered into in connection herewith or otherwise relating to the subject matter of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall be solely in accordance with, and limited by, the indemnification provisions set forth in this Article VII. In furtherance of the foregoing, the parties hereto hereby waive on their own behalf and on behalf of each other applicable Indemnified Party, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it or they may have against the other parties hereto, arising under or based upon any Law.

         Section 7.6 Survival. The representations, warranties, covenants and agreements made by any party and contained in or made pursuant to this Agreement or any Ancillary Document shall survive the Closing; provided, however that such representations and warranties shall expire on the date which is eighteen (18) months after the Closing Date; provided, further, that notwithstanding the foregoing, (i) Section 6.10 shall survive in accordance with the terms thereof,
(ii) the representations and warranties contained in Section 4.13 shall survive the Closing and expire on the date which is eight (8) years after the Closing Date, (iii) the representations and warranties contained in Section 4.4 shall survive the Closing and expire on the date which is three (3) years after the Closing Date and (iii) the representations and warranties contained in Section

4.18 shall survive to the end of the statutes of limitations applicable thereto; provided, further, that any representation or warranty which is fraudulently given shall not be subject to any limitation contained in this Section 7.6. Notwithstanding the foregoing, if written notice is properly given pursuant to this Article VII with respect to any alleged breach of a representation, warranty, covenant or agreement to which such party is entitled to be indemnified hereunder prior to the expiration of such representation, warranty, covenant or agreement shall survive, with respect to the subject matter of such written notice only, until the applicable claim is finally resolved in accordance with the provisions of this Article VII.

                                  ARTICLE VIII
                       CONDITIONS TO CLOSING; TERMINATION

         Section 8.1 Mutual Conditions to the Obligations of the Parties. The respective obligations of each party hereto to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing of the condition that no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted, promulgated or enforced by any Governmental Authority which makes the consummation of the transactions contemplated hereby illegal; provided, that the parties hereto shall use their reasonable best efforts to have any temporary or preliminary order or injunction lifted.

         Section 8.2 Conditions to the Obligations of Purchasers. The obligation of Purchasers to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions (unless waived, to the extent permitted by applicable Law, by Purchasers):

                  (a) Representations and Warranties. The representations and warranties of Sellers contained in Article IV shall be true and correct in all material respects as of the Closing Date.

                  (b) Performance. Sellers shall have performed and complied in all material respects with all agreements, conditions, covenants and obligations required by this Agreement to be performed or complied with by Sellers on or prior to the Closing Date.

                  (c) No Change of Circumstances. There shall not have occurred, during the period between the date hereof and the Closing Date, any circumstance or event constituting a Material Adverse Effect.

                  (d) Consents. All Consents to assignment required under the Contracts set forth on Schedule 8.2(d) shall have been obtained (other than with regard to any Leases subject to Section 8.7); provided that no change shall be required to any of such Contracts as a consequence of obtaining such Consents unless such change has been approved in advance by Purchasers or any other condition which would have a Material Adverse Effect on Purchasers or the Business as proposed to be conducted by Purchasers as of the Closing Date.

         Section 8.3 Conditions to the Obligations of Sellers. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions (unless waived, to the extent permitted by applicable Law, by Sellers):

                  (a) Representations and Warranties. The representations and warranties of Purchasers contained in Article V shall be true and correct in all material respects as of the Closing Date.

                  (b) Performance. Purchasers shall have performed and complied in all material respects with all agreements, conditions, covenants and obligations required by this Agreement to be performed or complied with by Purchasers on or prior to the Closing Date.

         Section 8.4 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

                  (a) by mutual written agreement of Purchasers and Sellers; or

                  (b) at any time after November 5, 2003 by Purchasers or by Sellers, by giving written notice of such termination to the other parties, if the Closing shall not have occurred on or prior to such date (unless the failure to consummate the Closing by such date shall be due to or have resulted from any breach of the representations or warranties made by, or the failure to perform or comply with any of the agreements or covenants hereof to be performed or complied with prior to the Closing by, the party seeking to terminate this Agreement).

         Section 8.5 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8.4 hereof, this Agreement shall thereafter become void and have no effect and the transactions contemplated hereby shall be abandoned, and no party hereto will have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this
Section 8.5 and in Section 6.5, Section 8.6 and Sections 9.1, 9.7, 9.8. 9.9, 9.13, 9.14 and 9.18, and except that nothing herein will relieve any party from liability for an intentional breach of any provision of this Agreement or limit or restrict the rights or remedies of any party hereto against the other party for any breach of this Agreement, subject only to the limitation set forth in
Section 8.6.

         Section 8.6 Closing Failure Fee. In the event that the Closing does not occur on or prior to October 31, 2003 for any reason (other than the failure of Sellers to satisfy, or obtain a waiver of, any of the conditions to the Closing set forth in Section 8.2), Purchasers shall, within ten (10) Business Days, have the joint and several obligation to pay to Sellers a fee consisting of the transfer from Purchasers or an Affiliate thereof to MyTravel Canada of Two Hundred Fifty Thousand (250,000) restricted shares of common stock of Lifestyle Innovations, Inc. (otcbb: LFSI.OB). The fee described in this Section 8.6 shall not restrict or preclude Sellers from asserting monetary breach of contract claims pursuant to this Agreement; provided, however, that any damages asserted against Purchasers in connection with such claims shall be limited to damages, if any, that remain after deducting therefrom any insurance proceeds with respect thereto. Sellers and MyTravel shall have a duty to take all commercially reasonable actions to mitigate any and all such damages.

         Section 8.7 Third Party Real Estate Consents. To the extent that any Lease is not assignable without the consent, waiver or approval of another Person and such consent, waiver or approval has not been obtained before or at the Closing, this Agreement shall not constitute an assignment or an attempted assignment of such Lease by the applicable Seller or an assumption or an attempted assumption of such Lease by any Purchaser. Sellers shall use their commercially reasonable efforts to obtain such consents, waivers and approvals with regard to each Lease as soon as practicable following the date hereof and Purchasers shall cooperate with and assist Sellers to this end to the extent commercially reasonable. If any such consent, waiver or approval shall not be obtained with regard to such Lease before or at the Closing, then until such consent, waiver or approval is obtained, Sellers shall cooperate with Purchasers in any reasonable arrangement (including indemnification) designed to provide the applicable Purchaser with the benefits intended to be assigned to such Purchaser with respect to the underlying Lease, including enforcement for the account of such Purchaser of any and all rights of the Seller against any other party to such Lease arising out of the breach, nonfulfillment or cancellation thereof by such other party or otherwise.

         Section 8.8 No Multiple Materiality Qualifiers. To the extent any representation, warranty or covenant in this Agreement is qualified by reference to materiality (including any qualification related to a Material Adverse Effect or to a particular level or extent of permissible deviation from a standard (including deviation from the absolute)), no corresponding reference to materiality or permissible deviation from a standard in these conditions precedent or in Article VII shall be of any effect.

                                   ARTICLE IX
                                     GENERAL

         Section 9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by Federal Express (or other internationally recognized courier), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  To either Seller
                  MyTravel, or
                  MyTravel Canada: c/o MyTravel Group plc
                                   Parkway One
                                   Parkway Business Centre
                                   300 Princess Road
                                   Manchester, M14 7QU
                                   United Kingdom
                                   Attn:  Greg McMahon, Group Company Secretary
                                   Fax:  44-161-232-6909
                  with a copy to:  Morgan, Lewis & Bockius LLP
                                   101 Park Avenue
                                   New York, New York 10178
                                   Attn: Paul M. Vogt
                                   Fax:  212-309-6273

                  To either
                  Purchaser:       FS Tours, Inc.  or
                                   FS SunTours, Inc.
                                   2970 Clairmont Road, Suite 280
                                   Atlanta, Georgia 30329
                                   Attn: Kent Elsbree
                                   Fax: (770) 986-9792

                  with a copy to:  Adorno & Yoss, P.A.
                                   350 East Las Olas Boulevard
                                   Suite 1700
                                   Fort Lauderdale, Florida 33301
                                   Attn: Joel D. Mayersohn, Esq.
                                   Fax: (954) 766-7800

         Any notice that is delivered personally or by courier in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon receipt by such party in the case of personal delivery, or upon receipt of delivery thereof in the case of delivery by courier.

         Section 9.2 Amendment, Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchasers, each Seller and each other party against which such amendment is to be effective and enforced, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Section 9.3 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto; provided that each of Purchasers and Sellers may assign their rights or obligations under this Agreement to an Affiliate thereof. Any assignment in contravention of this provision is void.

         Section 9.4 Entire Agreement. This Agreement amends and restates the Original Agreement in its entirety and supercedes the Original Agreement in all respects. This Agreement (including all Schedules and Exhibits hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to thereto.

         Section 9.5 Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, will be deemed to have been performed, satisfied or fulfilled by such party.

         Section 9.6 Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement, other than any Person entitled to indemnification under Article VII.

         Section 9.7 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including all fees and disbursements of financial advisors, counsel and accountants) shall be borne by the party incurring such expenses.

         Section 9.8 Brokers. The fees of any broker, finder or investment banker hired by any party hereto or any of such party's Affiliates shall be borne by such party.

         Section 9.9 Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

         Section 9.10 Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         Section 9.11 Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 9.12 Disclosure Schedules. Disclosure of any matter in any of such Schedules shall not constitute an expression of a view that such matter is material or is required to be disclosed pursuant to this Agreement. To the extent that any representation or warranty in Article IV of this Agreement is qualified by materiality or "Material Adverse Effect", the inclusion of any matter in any Schedule in Article IV of this Agreement does not constitute a determination by any Seller that any such matter is material.

         Section 9.13 Specific Performance. Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other party hereto irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other party hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance.

         Section 9.14 Publicity. Each party hereto shall not, and shall cause each of their Affiliates not to issue or make, or allow to be issued or made, any press release or public announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other party hereto, except as otherwise required by applicable Law or the rules of any applicable stock exchange, but in any event only after giving the other party hereto a reasonable opportunity to comment on such release or announcement in advance, consistent with such applicable legal requirements.

         Section 9.15 Severability. If any term or provision of this Agreement or the application thereof to any situation or circumstance shall be held to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to situations or circumstances other than those as to which it shall have been held to be invalid or unenforceable, shall not be affected and such remaining terms of this Agreement shall be valid to the fullest extent permitted by applicable law. In addition, the parties hereto shall in good faith endeavor to reach agreement on a provision to replace the invalid provision which, as nearly as possible, will reflect the intent of the original provision.

         Section 9.16 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         Section 9.17 Representations and Warranties Exclusive. The representations, warranties, covenants and agreements set forth in this Agreement, the Ancillary Documents and the Financial Information constitute all of the representations, warranties, covenants and agreements of the parties hereto and their respective shareholders, directors, officers, employees, affiliates, advisors (including financial, legal and accounting advisors), agents and representatives and upon which the parties have relied. The parties expressly disclaim any implied warranties. In particular, and without limiting the generality of the foregoing, each Purchaser acknowledges and agrees that except as expressly contemplated hereby, in making its decision to purchase the Acquired Assets and assume the Assumed Liabilities, it is not relying on (a) any information set forth in any information or offering memorandum distributed in connection with the proposed sale of the Acquired Assets or the Business or the assumption of Assumed Liabilities, (b) any information or materials, oral or written, distributed or made available to such Purchaser prior to the date hereof other than matters set forth in this Agreement, including the Schedules hereto or any Ancillary Document, or (c) except as set forth in Section 4.6, any financial projection, forecast or business plan relating to the Business. With respect to any projection, forecast or business plan delivered by or on behalf of Sellers or any of their Affiliates to any Purchaser, each Purchaser acknowledges that (w) there are uncertainties inherent in attempting to make such projections, forecasts and plans, (x) it is familiar with such uncertainties, (y) except as expressly represented by Sellers herein, it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections, forecasts and plans so furnished to it and (z) it shall have no claim of any kind whatsoever against any Person with respect thereto, other than claims pursuant to Article VII and claims for fraud or intentional misrepresentation.

         Section 9.18 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                             Signature Page Follows

         IN WITNESS WHEREOF, each party has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

SELLERS
-------

VE HOLDINGS, INC.

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

SUNTRIPS, INC.

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------


ACCEPTED AND AGREED solely for purposes of Sections 4.1(c), 6.10 and Article IX hereof:

MYTRAVEL USA HOLDINGS, INC.

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------


ACCEPTED  AND AGREED
solely for  purposes  of  Sections  2.5
4.1(c),  6.10 and Articles VII and IX hereof:

MYTRAVEL CANADA HOLIDAYS INC.

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------


PURCHASERS
----------

FS TOURS, INC.

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

FS SUNTOURS, INC.

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------


         SIGNATURE PAGE TO AMENDED AND RESTATED ASSET PURCHASE AGREEMENT